Calculation of Filing Fee Tables
S-1
Silexion Therapeutics Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, par value $0.135 per share ("ordinary shares")	457(o)			$ 5,000,000.00	0.0001381	$ 690.50
Fees to be Paid	2	Other	Pre-funded warrants to purchase ordinary shares	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Ordinary shares issuable upon exercise of the pre-funded warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Other	Ordinary warrants to purchase ordinary shares	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Ordinary shares issuable upon exercise of the ordinary warrants	457(o)			$ 5,000,000.00	0.0001381	$ 690.50
Fees to be Paid	6	Other	Placement agent warrants to purchase ordinary shares	Other				0.0001381	$ 0.00
Fees to be Paid	7	Equity	Ordinary shares issuable upon exercise of the placement agent warrants	457(o)			$ 437,500.00	0.0001381	$ 60.42
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,437,500.00		$ 1,441.42
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,441.42
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, par value $0.135, registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, par value $0.135, registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. (3) The registrant may issue pre-funded warrants to purchase ordinary shares in the offering. The purchase price of each pre-funded warrant will equal the price per share at which ordinary shares are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per ordinary share (subject to adjustment as provided for therein). The proposed maximum aggregate offering price of the ordinary shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any ordinary shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the ordinary shares and pre-funded warrants (including the ordinary shares issuable upon exercise of the pre-funded warrants), if any, is $5,000,000. (4) No separate fee is required pursuant to Rule 457(g) of the Securities Act.

[3]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, par value $0.135, registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. (3) The registrant may issue pre-funded warrants to purchase ordinary shares in the offering. The purchase price of each pre-funded warrant will equal the price per share at which ordinary shares are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per ordinary share (subject to adjustment as provided for therein). The proposed maximum aggregate offering price of the ordinary shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any ordinary shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the ordinary shares and pre-funded warrants (including the ordinary shares issuable upon exercise of the pre-funded warrants), if any, is $5,000,000.

[4]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, par value $0.135, registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. (4) No separate fee is required pursuant to Rule 457(g) of the Securities Act.

[5]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, par value $0.135, registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

[6]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, par value $0.135, registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. (4) No separate fee is required pursuant to Rule 457(g) of the Securities Act.

[7]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, par value $0.135, registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. (5) As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the placement agent's warrants is $437,500, which is equal to 7.0% of the aggregate value of the securities to be sold in the offering at an exercise price equal to 125% of the public offering price per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date